UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 23, 2013

Altair Nanotechnologies Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:

(775) 856-2500

               N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

         Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

         Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 23, 2013, Alexander Lee (“Mr. A. Lee”) resigned as a director of the Altair Nanotechnologies, Inc. (the “Company”). Under a separation agreement signed in connection with such resignation, Mr. A. Lee will receive a severance payment in the amount of $75,833, which is two-month’s salary for every year Mr. A. Lee served as an executive officer.

On October 23, 2013, the Company entered into an employment agreement with Richard W. Lee (“Mr. R. Lee”), its Chief Executive Officer. Under the employment agreements, Mr. R. Lee is entitled to an annual base salary of not less than $300,000. The employment agreement also includes an agreement by the Company that all stock options and other equity awards granted to the executive will include provisions under which vesting of the awards will accelerate in connection with a change of control. The employment agreement requires Mr. R. Lee to sign the Company’s standard confidential information and invention assignment agreements and includes 12-month non-competition and non-solicitation covenants.

The employment agreement is for a fixed term expiring two-years after the effective date, provided that it automatically renews for an additional two-year term if the Company does not provide written notice of its intent not to renew the employment agreement at least 90-days prior to the end of the initial term or any subsequent term. If Mr. R. Lee’s employment is terminated during the term by him for good reason, he is entitled to a severance benefit equal two-month’s base salary for every year he has been employed with the Company, plus health benefits for eighteen months. Good reason includes (a) a material breach by the Company of the employment agreement that remains uncured for 30 days after written notice of the need to cure, (b) the Company requiring Mr. R .Lee to relocate his place of employment without his consent, or (b) a material adverse change in his title, position, and/or duties 90 days before or within one year after a change of control.

If Mr. R. Lee’s employment is terminated by the Company without cause during the term, he is entitled to a severance benefit equal to two-month’s base salary for every year he has been employed with the Company, plus health benefits for eighteen months.

Mr. R. Lee is not entitled to any severance if his employment is terminated at any time by the Company with cause or by him without good reason.

The description of the employment agreement set forth above is, by its nature, a summary description and omits certain detailed terms set forth in the underlying agreements. The summary set forth above is qualified by the terms and conditions of the agreement attached as exhibits to this Current Report.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1 Employment Agreement with Richard W. Lee

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

October 29, 2013	By:	/s/ Paula Conroy
Paula Conroy, Chief Financial Officer